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                                                                    EXHIBIT 23.3

                     NOTICE OF INABILITY TO OBTAIN CONSENT

Arthur Andersen LLP audited the Company's financial statements for and as of the years ended December 31, 2001, and December 31, 2000, that are included in the Company's Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission, which is incorporated by reference in this Registration Statement on Form S-3 and the related Prospectus. The Company has not been able to obtain the consent of Arthur Andersen LLP to the incorporation by reference of its audit report dated February 1, 2002, into this Registration Statement. Accordingly, Arthur Andersen LLP will not be liable to investors under section 11 (a) of the Securities Act of 1933 because it has not consented to being named as an expert in this Registration Statement or the related Prospectus, and therefore such lack of consent may limit the recovery by investors from Arthur Andersen LLP.